Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”), dated as of November 24, 2019, effective as of November 22, 2019 (the “Termination Date”) by and between J. Robert Atkinson (“Executive”) and NN, Inc., a Delaware Corporation (the “Company”). In consideration of the payments and benefits described in Section 2 below to be provided to Executive, the sufficiency of which is acknowledged hereby, Executive and the Company agree as follows:

1.    Termination Date. Executive’s employment with the Company terminated on the Termination Date. Executive hereby resigns as Executive Vice President – Life Sciences and from all other positions as a director and/or officer with the Company, its subsidiaries and its affiliates (the “Company Group”), if any, effective as of the Termination Date. Executive confirms and agrees that he has not since the Termination Date taken, and shall not from the date hereof take, any actions on behalf of the Company Group, including acting as an agent of the Company Group. In addition, Executive acknowledges that as of the Termination Date, he has not represented himself to be an employee, officer, director, agent or representative of the Company Group for any purpose, has not directed the work of any employee of the Company Group, or made any management decisions, or undertaken to commit the Company Group to any course of action in relation to third persons.

2.    Termination Payments and Benefits.

(a)    Severance. Subject to (i) Executive’s execution of this Agreement and the effectiveness of the release of claims set forth in Section 5 below (the “Release”) and (ii) Executive’s continued compliance with Paragraphs 2, 3, 4, 5 and 6 of the Separation Agreement between Executive and the Company, effective as of April 1, 2017 (the “Separation Agreement”) and Section 8 hereof, the Company shall pay to Executive as severance compensation (“Severance”), (x) $483,000, payable in accordance with the Company’s regular payroll procedures over the 18-month period following the Termination Date, (y) $12,000, payable in a lump sum on the first regularly scheduled payroll date following the Release Effective Date (as defined below) and (z) a payment, if any, equal to the product of (A) the annual bonus to which Executive would have been entitled under the Executive Incentive Compensation Program for NN, Inc. Executive Leadership and Other Exempt Participants, effective January 1, 2019 (the “EIC Plan”), but for the termination of Executive’s employment as of the Termination Date, in the amount of $161,000 (the “Bonus Amount”) multiplied by (B) a fraction, the numerator of which is 326 and the denominator of which is 365. The amount payable pursuant to Section 2(a)(z), if any, will be determined in accordance with the EIC Plan and relevant Company corporate guidelines and distributed after completion of the Company’s 2019 fiscal year end audit. For the avoidance of doubt, Executive acknowledges and agrees that (1) if no payments are made under the EIC Plan, then no payment shall be made pursuant to Section 2(a)(z) of this Agreement and (2) if payments are made under the EIC Plan at any level, either below or above a 100% payout, the Company will pay Executive the Bonus Amount only, as prorated pursuant to this Section 2(a).

(b)    Accrued Obligations. The Company shall also pay and provide the Executive with his Accrued Obligations. For purposes of this Agreement, Executive’s “Accrued Obligations” shall consist of the following: (i) accrued and unpaid base salary through the Termination Date; (ii) accrued and unused vacation time through the Termination Date, prorated for the portion of the calendar year worked; (iii) accrued and vested benefits under any employee retirement plan (including 401(k)) in which the Executive participates, in accordance with applicable plan terms; and (iv) unreimbursed business expenses incurred through the termination date, in accordance with the Company’s business expense reimbursement policy. Any benefits accrued or earned will be distributed in accordance with the terms of the applicable benefit plans and programs of the Company Group. Executive confirms that he has received all of his Accrued Obligations due and payable as of the date of this Agreement.

(c)    COBRA. Executive and his eligible dependents shall be entitled to continue participating in the Company’s group medical, dental, and other health benefit coverages as required under the health care continuation requirements of the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”), provided Executive timely elects such coverage and pays the full monthly premium for COBRA coverage.

(d)    Treatment of Equity. Notwithstanding the terms of any outstanding award agreement between you and the Company, you will receive accelerated vesting of 4,840 restricted shares of Company common stock. For the avoidance of doubt, all remaining outstanding equity granted to you under any of the Company Group’s equity incentive plans will be forfeited as of the Termination Date.

(e)    No Further Rights. Following the Termination Date, except as set forth in this Section 2, Executive shall have no further rights to any compensation or any other benefits from the Company or any of its affiliates.

3.    Return of Company Property. As of the date of this Agreement, Executive represents that he has returned to the Company (and has not recreated, or delivered to anyone else) all of the records and property of the Company that were in Executive’s possession or over which Executive had direct or indirect control, including, but not limited to, all confidential information, files, monies, records, files, credit cards, office keys, office access cards, passwords, laptops, parking access cards and electronically encoded information (such as computer disks and flash drives) and all copies of such records and property. You may retain your Company-provided iPad and cellular telephone (including telephone number); provided, that you provide such items to the Company, as requested by the Company, to remove all proprietary and/or confidential information and documents in any form belonging to the Company Group.

4.    No Admission. Neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of an admission by the Company or Executive of any violation of the Company’s policies or procedures, or state or federal laws or regulations. This Agreement may be introduced, however, in any proceeding to enforce the Agreement. Such introduction shall be pursuant to an order protecting its confidentiality, except insofar as a court declines to enter any such order.

5.    Release.

(a)    General. In consideration of the Severance payments, Executive, for and on behalf of Executive and Executive’s heirs, administrators, executors, and assigns, effective as of the Release Effective Date (as defined below), does fully and forever waive and release, remise, and discharge each member of the Company Group, its members, or partners, and each of its and their respective current, past, and future directors, partners, members, employees, advisors and agents (collectively, the “Released Parties”) from any and all claims that Executive had, may have had, or now has against the Released Parties collectively or any of the Released Parties individually, for or by reason of any matter, cause, or thing whatsoever, including but not limited to any claim arising out of or attributable to Executive’s employment or the termination of Executive’s employment with the Company, and also including but not limited to claims of breach of contract, wrongful termination, unjust dismissal, defamation, libel, or slander, or claims under any federal, state, or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability, sexual preference, or any other protected class or characteristic. This release of claims includes, but is not limited to, all claims arising under the Age Discrimination in Employment Act of 1967 (the “ADEA”), Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Family Medical Leave Act, the Equal Pay Act, Chapter 95, Articles 49A and 49B of Chapter 143, or Chapter 168A of the North Carolina General Statutes, and any other federal, state, and local labor and anti-discrimination law, the common law, and any other purported restriction on an employer’s right to terminate the employment of employees. Notwithstanding any provision of this Release to the contrary, by executing this Release, Executive is not releasing any claims to the Severance.

(b)    Release of Unknown Claims. It is the intention of Executive in executing this Agreement that the Release shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. Executive acknowledges that Executive may hereafter discover claims or facts in addition to or different from those which Executive now knows or believes to exist with respect to the subject matter of this Release and which, if known or suspected at the time of executing this Release, may have materially affected this settlement. Nevertheless, Executive hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Executive acknowledges that Executive understands the significance and consequence of such release.

(c)    No Proceedings. Except as provided in Section 10(a) of this Agreement, Executive represents that Executive has not filed or permitted to be filed against any of the Released Parties, individually or collectively, any lawsuit, complaint, charge, proceeding, or the like, before any local, state, or federal agency, court, or other body (each, a “Proceeding”), and Executive covenants and agrees that Executive will not do so at any time hereafter with respect to the subject matter of the Release and claims released pursuant to the Release (including, without limitation, any claims relating to the termination of Executive’s employment), except as may be necessary to enforce the Release or Executive’s rights to Severance under this Agreement, to seek a determination of the validity of the waiver of Executive’s rights under the ADEA, or to initiate or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”). Except as otherwise provided in the preceding sentence or in Sections 5(d) or 10(a) of this Agreement, (i) Executive will not initiate or cause to be initiated on Executive’s behalf any Proceeding, and will not participate (except as required by law) in any Proceeding of any nature against any of the Released Parties individually or collectively that in any way involves the allegations and facts that Executive could have raised against any of the Released Parties individually or collectively as of the date hereof and (ii) Executive waives any right Executive may have to benefit in any manner from any relief (monetary or otherwise) arising out of any Proceeding.

(d)    Forfeiture of Award from Proceedings. Executive agrees that Executive shall forfeit and not accept any award, damages, recovery or settlement from any Proceeding brought by Executive or on Executive’s behalf pertaining to Executive’s employment, separation or otherwise. Nothing herein shall preclude Executive’s right to receive an award from a Governmental Entity (as defined below) for information provided under any whistleblower program.

6.    Release Acknowledgements. Executive expressly represents and acknowledges that:

(a)    the Company has advised Executive to consult with legal counsel, Executive has had the opportunity to seek the advice of legal counsel of Executive’s own choice, Executive has read this Agreement and the Release and has had the opportunity to have this Agreement and the Release explained to Executive by legal counsel, and the terms and conditions hereof are fully understood and voluntarily accepted by Executive;

(b)    Executive is specifically agreeing to the terms of the Release because the Company has agreed to pay Executive compensation, to which Executive was not otherwise entitled under the Company’s policies or any agreement between the Company and Executive (in the absence of providing the Release), and the Company has agreed to provide the compensation because of Executive’s agreement to accept the compensation in full settlement of all possible claims Executive might have or ever had, and because of Executive’s execution of this Agreement;

(c)    the offer to accept the terms of this Agreement is open for 10 days from the date Executive receives this Agreement, provided, that, should Executive sign this Agreement within 10 days of the date that the Agreement was received by Executive, then Executive’s choice not to wait for the full 10-day period to expire was made knowingly and voluntarily, and was in no way induced by the Company by means of intimidation, fraud, duress, or any other threat to withdraw the terms offered under this Agreement; and

(d)    the Company’s obligations under Section 2 (other than the Accrued Obligations) shall become effective on the day Executive has executed and returned this Agreement (the “Release Effective Date”).

7.    Remedies. Executive understands and agrees that if Executive breaches any provision of this Agreement or any provision of Separation Agreement that survives Executive’s termination of employment with the Company, in addition to any other legal or equitable remedies the Company may have, the Company shall be entitled to cease making any payments to Executive under Section 2 above (other than the Accrued Obligations), and Executive shall reimburse the Company for all such payments made to Executive prior to such breach and the reasonable attorneys’ fees and costs incurred by the Company arising out of any such breach and to enforce such reimbursement. Any such action permitted to the Company by this paragraph, however, shall not affect or impair any of Executive’s obligations under this Agreement, including without limitation, the Release. Executive further agrees that nothing herein shall preclude the Company from recovering attorneys’ fees, costs, or any other remedies specifically authorized under applicable law

8.    Restrictive Covenants. Executive represents that Executive has not violated any of the provisions in Paragraphs 2, 3, 4, 5 and 6 of the Separation Agreement (which is incorporated by reference and made a part hereof). Executive hereby acknowledges and reaffirms his obligations under Paragraphs 2, 3, 4, 5 and 6 of the Separation Agreement following the Termination Date. Subject to Paragraph 10(a) of this Agreement, Executive agrees that he will not make any statements, written or verbal, that are detrimental, derogatory or disparaging concerning the Company or any member of the Company Group, or concerning any current or former directors, officers, or employees of the Company or any member of the Company Group.

9.    Entire Agreement; Assignment. This Agreement, together with the Separation Agreement, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior and contemporaneous oral and/or written discussions, agreements and understandings of any kind or nature. This Agreement, and all of Executive’s rights and duties hereunder, shall not be assignable or delegable by Executive. Any purported assignment or delegation by Executive in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement may be assigned by the Company to a person or entity which is a successor in interest to substantially all of the business operations of the Company (“Successor”). Upon such assignment, the obligations of Executive shall inure to the benefit of such Successor and the rights and obligation of the Company hereunder shall become the rights and obligations of such Successor.

10.    Certain Permissible Disclosures and Communications.

(a)    Securities Exchange Act Rule 21F-17. Nothing in this Agreement, including Sections 5, 7 and 8, shall prohibit or impede the Executive from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. Executive does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure.

(b)    Defend Trade Secrets Act. Executive hereby confirms that Executive understands and acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.

(c)    Notwithstanding the foregoing provisions in this Section 10, under no circumstance will Executive be authorized to disclose any information covered by the Company’s attorney-client privilege or the Company’s attorney work product (i) without prior written consent of the Company’s General Counsel or other officer designated by the Company, or (ii) unless such disclosure of that information would otherwise be permitted pursuant to 17 CFR 205.3(d)(2), applicable state attorney conduct rules, or otherwise under applicable law or court order.

11.    Cooperation. You agree that you will provide reasonable cooperation to the Company and/or any other member of the Company Group and its or their respective officers, members of the board of directors and counsel in connection with any investigation, administrative proceeding or litigation relating to any matter that occurred during your employment in which you were involved or of which you have knowledge. The Company agrees to reimburse you for reasonable out-of-pocket expenses incurred at the request of the Company with respect to your compliance with this Section 11. You agree that, in the event you are subpoenaed by any person or entity (including, but not limited to, any Governmental Entity) to give testimony or provide documents (in a deposition, court proceeding or otherwise) which in any way relates to your employment by the Company and/or any other member of the Company Group, you will give prompt notice of such request to the Company’s General Counsel and will make no disclosure until the Company and/or the other member of the Company Group have had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.

12.    Severability. In the event that any one or more of the provisions of this Agreement or the Separation Agreement are determined to be or become invalid, illegal or unenforceable in any respect, in any jurisdiction, by a court of competent jurisdiction, in a final judgment to which no further appeal can be made, such judgment shall not affect such provisions in any other jurisdiction or any other provisions of this Agreement, the validity, legality and enforceability of which shall not be affected thereby and Executive agrees that the court making such determination shall have the power to strike or reform such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and, as so reformed, such provision shall then be enforceable.

13.    Governing Law, Jurisdiction and Venue. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN DELAWARE WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF THE PARTIES AGREES THAT ANY ACTION RELATING IN ANY WAY TO THIS AGREEMENT MUST BE COMMENCED ONLY IN THE COURTS OF DELAWARE, FEDERAL OR STATE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED OR NOT PROHIBITED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS

BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING BY SENDING THE SAME BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY RECOGNIZED OVERNIGHT COURIER SERVICE. EACH PARTY TO THIS AGREEMENT ALSO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

14.    Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

15.    No Waiver. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No such waiver shall be binding unless signed in writing by the party waiving the breach.

16.    Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement this 24th day of November, 2019.

/s/ J. Robert Atkinson
Name: J. Robert Atkinson

NN, INC.

By:	/s/ Warren A. Veltman
Warren A. Veltman, President and CEO

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